As filed with the Securities and Exchange Commission on October 5, 2020

Registration Statement No. 033-54084

Registration Statement No. 333-39299

Registration Statement No. 333-108162

Registration Statement No. 333-143203

Registration Statement No. 333-158922

Registration Statement No. 333-177825

Registration Statement No. 333-191878

Registration Statement No. 033-32692

Registration Statement No. 333-118977

Registration Statement No. 333-118976

Registration Statement No. 333-124964

Registration Statement No. 333-143204

Registration Statement No. 333-205728

Registration Statement No. 333-204592

Registration Statement No. 333-216458

Registration Statement No. 333-217605

Registration Statement No. 333-231195

Registration Statement No. 333-238129

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-54084

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-39299

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-108162

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-143203

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-158922

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-177825

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-191878

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-32692

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-118977

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-118976

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-124964

POST EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-143204

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-205728

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-204592

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-216458

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-217605

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-231195

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-238129

UNDER

THE SECURITIES ACT OF 1933

NOBLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-0785597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Noble Energy Way Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan

1988 Nonqualified Stock Option Plan for Nonemployee Directors of Noble Energy, Inc.

Noble Energy, Inc. Thrift and Profit Sharing Plan

Amended and Restated Patina Oil & Gas Corporation Deferred Compensation Plan for Select

Employees as adopted May 1, 1996 and amended as of September 30, 1997 and further amended as of August 1, 2001

Patina Oil & Gas Corporation 1996 Employee Stock Option Plan

Patina Oil & Gas Corporation Profit Sharing & 401(k) Plan

Patina Oil & Gas Corporation 1996 Stock Plan for Non-Employee Directors

2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc.

2015 Stock Plan for Non-Employee Directors of Noble Energy, Inc.

Rosetta Resources Inc. Amended and Restated 2005 Long-Term Incentive Plan

Rosetta Resources Inc. 2013 Long-Term Incentive Plan

Rosetta Resources Inc. 2015 Long-Term Incentive Plan

Clayton Williams Energy, Inc. Long Term Incentive Plan

Noble Energy, Inc. 2017 Long-Term Incentive Plan

Noble Energy, Inc. 2017 Long-Term Incentive Plan (Amended and Restated Effective April 23, 2019)

Noble Energy, Inc. 2020 Long-Term Incentive Plan

(Full title of the plan)

Mary A. Francis

Corporate Secretary and Chief Governance Officer

c/o Chevron Corporation

6001 Bollinger Canyon Road

San Ramon, California 94583 (Name and address of agent for service)

(925) 842-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

Noble Energy, Inc., a Delaware corporation (the “Registrant”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

1.

Registration Statement No. 033-54084, filed with the SEC on November 2, 1992, registering 2,000,000 shares of Common Stock issuable pursuant to the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan, as amended and restated (the “1992 Plan”);

2.	Registration Statement No. 333-39299, filed with the SEC on October 31, 1997, registering 2,000,000 shares of Common Stock issuable pursuant to the 1992 Plan;

3.	Registration Statement No. 333-108162, filed with the SEC on August 22, 2003, registering 5,250,000 shares of Common Stock issuable pursuant to the 1992 Plan;

4.	Registration Statement No. 333-143203, filed with the SEC on May 23, 2007, registering 3,500,000 shares of Common Stock issuable pursuant to the 1992 Plan;

5.	Registration Statement No. 333-158922, filed with the SEC on April 30, 2009, registering 2,000,000 shares of Common Stock issuable pursuant to the 1992 Plan;

6.	Registration Statement No. 333-177825, filed with the SEC on November 8, 2011, registering 7,000,000 shares of Common Stock issuable pursuant to the 1992 Plan;

7.	Registration Statement No. 333-191878, filed with the SEC on October 24, 2013, registering 9,600,000 shares of Common Stock issuable pursuant to the 1992 Plan;

8.

Registration Statement No. 33-32692, filed with the SEC on December 22, 1989, registering shares of Common Stock issuable pursuant to the 1988 Nonqualified Stock Option Plan for Nonemployee Directors of Noble Energy, Inc. (the “1988 Plan”);

9.	Registration Statement No. 333-118977, filed with the SEC on September 14, 2004, registering 500,000 shares of Common Stock issuable pursuant to the 1988 Plan;

10.	Registration Statement No. 333-118976, filed with the SEC on September 14, 2004, registering 1,000,000 shares of Common Stock issuable pursuant to the Thrift Plan;

11.

Registration Statement No. 333-124964, filed with the SEC on May 16, 2005, registering 2,346,218 shares of Common Stock issuable pursuant to the following plans: (i) Amended and Restated Patina Oil & Gas Corporation Deferred Compensation Plan for Select Employees as adopted May 1, 1996 and amended as of September 30, 1997 and further amended as of August 1, 2001; (ii) Patina Oil & Gas Corporation 1996 Employee Stock Option Plan; (iii) Patina Oil & Gas Corporation Profit Sharing & 401(k) Plan; and (iv) Patina Oil & Gas Corporation 1996 Stock Plan for Non-Employee Directors;

12.

Registration Statement No. 333-143204, filed with the SEC on May 23, 2007, registering 800,000 shares of Common Stock issuable pursuant to the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc.;

13.

Registration Statement No. 333-205728, filed with the SEC on July 17, 2015, registering 708,996 shares of Common Stock issuable pursuant to the 2015 Stock Plan for Non-Employee Directors of Noble Energy, Inc.;

14.

Registration Statement No. 333-204592, filed with the SEC on July 21, 2015, registering 906,284 shares of Common Stock issuable pursuant to the following plans: (i) Rosetta Resources Inc. Amended and Restated 2005 Long-Term Incentive Plan; (ii) Rosetta Resources Inc. 2013 Long-Term Incentive Plan; and (iii) Rosetta Resources Inc. 2015 Long-Term Incentive Plan;

15.

Registration Statement No. 333-216458, filed with the SEC on April 25, 2017, registering 1,750,000 shares of Common Stock issuable pursuant to the Clayton Williams Energy, Inc. Long-Term Incentive Plan.

16.	Registration Statement No. 333-217605, filed with the SEC on May 3, 2017, registering 29,000,000 shares of Common Stock issuable pursuant to the Noble Energy, Inc. 2017 Long-Term Incentive Plan;

17.

Registration Statement No. 333-231195, filed with the SEC on May 3, 2019, registering 15,000,000 shares of Common Stock issuable pursuant to the Noble Energy, Inc. 2017 Long-Term Incentive Plan (amended and restated effective April 23, 2019); and

18.	Registration Statement No. 333-238129, filed with the SEC on May 8, 2020, registering 14,800,000 shares of Common Stock issuable pursuant to the Noble Energy, Inc. 2020 Long-Term Incentive Plan.

On October 5, 2020, pursuant to the Agreement and Plan of Merger, dated as of July 20, 2020, among Chevron Corporation, a Delaware corporation (“Chevron”), Chelsea Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Chevron (“Merger Subsidiary”), and the Registrant (the “Merger Agreement”), Merger Subsidiary merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving entity and as a direct, wholly-owned subsidiary of Chevron. These Post-Effective Amendments are being filed as a result of the Merger.

The Registrant, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all shares of Common Stock registered but unsold or otherwise unissued under the Registration Statements as of the date hereof. This filing is made in accordance with an undertaking made by the Registrant in Part II of each Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on October 5, 2020.

NOBLE ENERGY, INC.

By:	/s/ Kari H. Endries
Kari H. Endries Vice President and Secretary

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.